Exhibit 10.2

2006 CHANGE IN CONTROL SEVERANCE PLAN
FOR EMPLOYEES OF
HERITAGE PROPERTY INVESTMENT TRUST, INC.

WHEREAS, contemporaneously with the adoption of this 2006 Change in Control Severance Plan for Employees of the Company (the “Plan”), the Company, Centro Saturn LLC, a Delaware limited liability company (“Parent”), and Centro Saturn MergerSub LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“MergerSub”), are entering into an Agreement and Plan of Merger, dated of even date herewith (as such agreement may hereafter be amended from time to time, the “Merger Agreement”), pursuant to which, among other things, the Company will be merged with and into MergerSub (the “Merger”); and

WHEREAS, as part of the Merger, the Company desires to establish this Plan to provide the Participants with certain benefits in the event of certain terminations of their employment following and in connection with the Merger.

NOW, THEREFORE, the Company does hereby establish the Plan in accordance with the following terms:

1.            Term of Plan; Effect on Other Plans. This Plan shall become effective on the date hereof and remain in effect for twelve months following the consummation of the Merger, which twelve month period shall constitute the “Term” of this Plan. This Plan does not affect any other severance plan or agreement applicable to employees who are not Participants in this Plan. This Plan shall not apply upon any termination of employment of a Participant except as provided in Section 4(a) hereof.

2.            Employees Covered. This Plan shall apply to the Participants as hereinafter defined.

3.            Definitions. For purposes of this Plan, the following definitions shall apply:

“Participant” shall mean all employees of the Company other than any employee who shall be party to a written agreement providing for the payment of severance benefits to such employee upon termination of employment following the Merger.

“Cause” shall mean the termination of a Participant due to:

(i)                                     the conviction of the Participant of, or the entry of a plea of guilty or nolo contendere by the Participant to, a felony (exclusive of any felony relating to negligent operation of a motor vehicle and not including a conviction, plea of guilty or nolo contendere arising solely under a statutory provision imposing criminal liability upon the Participant on a per se basis due to the Company offices held by the Participant, so long as any act or omission of the Participant with respect to such matter was not taken or omitted in contravention of any applicable policy or directive of the Board);

(ii)                                  willful breach of duty of loyalty that is materially detrimental to the Company;

(iii)                               willful failure to perform or adhere to explicitly stated duties or guidelines of employment or to follow the directives of the Board or Chief Executive Officer which continues for thirty days after written warning to the Participant that it will be deemed a basis for a for “Cause” termination; or

(iv)                              gross negligence or willful misconduct in the performance of the Participant’s duties.

For purposes of this Section, no act, or failure to act, on the Participant’s part will be deemed willful unless done, or omitted to be done, by the Participant not in good faith and without a reasonable belief that the Participant’s act or failure to act, was in the best interest of the Company. The Date of Termination for a termination for Cause shall be the date specified by the Company.

“Change of Control” shall mean the consummation of the Merger.

“Company” shall mean Heritage Property Investment Trust, Inc., a Maryland corporation and any successors-in-interest thereto.

“Effective Date” shall mean the date on which the Merger is consummated.

“Employer” shall mean the Company or any subsidiary thereof, or any successors in interest thereto or acquiror thereof.

“Good Reason” shall mean the occurrence, following the consummation of the Merger and during the Term of this Plan, of any of the following without the Participant’s express written consent:

(i)                                     A reduction by the Company in the Participant’s Annual Base Salary as in effect as of the date of this Plan;

(ii)                                  Any reduction in the Participant’s target or maximum bonus percentage under any Company annual bonus plan applicable to the Participant from the percentage in effect as of the date of this Plan;

(iii)          Except as required by law, any action by the Company to diminish or deprive the Participant of any material fringe benefit enjoyed by the Participant under the employee benefit and welfare plans of the Company, including without limitation, any medical, dental, 401(k), accident, disability and life insurance benefits;

(iv)                              The requirement by the Company that the principal place of business at which the Participant performs his or her duties be changed to a location outside the metropolitan area where the Participant had performed his or her duties at the time of the consummation of the Merger; or

(v)                                 Any breach by the Company of any provision of this Plan.

“Notice of Termination” shall mean a written notice that shall indicate the specific termination provision in this Plan relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Participant’s employment under the provisions so indicated.

4.                                     Termination of Employment; Compensation Upon Termination of Employment.

(a) Termination without Cause by the Company or for Good Reason by the Participant. Following the consummation of the Merger, but at any time during the Term, the Participant shall be entitled to the compensation provided for in Section 4(b) hereof if the Participant’s employment by an Employer shall be terminated by: (A) an Employer for any reason other than the Participant’s Disability or death, or for Cause; or (B) the Participant with Good Reason.

(b) Compensation Upon Termination of Employment upon a Change in Control. If the Participant’s employment by an Employer shall be terminated in accordance with Section 4(a) (the “Termination”), the Participant shall be entitled to all of the following payments and benefits:

                                (i) Severance. The Company shall pay or cause to be paid to the Participant cash severance in accordance with the chart set forth on Exhibit A hereto in a single lump sum.

                                (ii) Additional Payments and Benefits. The Participant shall also be entitled to:

(A)   a lump sum cash payment equal to the sum of (I) the Participant’s accrued but unpaid annual base salary through the date of Termination, and (II) any accrued, unused vacation pay, in each case, in full satisfaction of Participant’s rights thereto.

(B) all other accrued or vested benefits in accordance with the terms of the applicable plan (i.e., the 401(k) plan), which shall be vested as of the date of Termination.

                                (iii) All lump sum payments under Section 4(b)(i) shall be paid as soon as administratively possible but no later than twenty-one (21) business days after Participant’s executed, written release is received, processed, and becomes binding on Participant and Company.

(c) Withholding. Payments and benefits provided pursuant to Section 4(b) shall be subject to any applicable payroll and other taxes required to be withheld.

(d) In order to be eligible to receive benefits under Section 4(b)(i) of the Plan, a Participant must execute a general waiver and release containing the substance of the form attached hereto as Exhibit B.

5.            Notice of Termination.

(a)   Termination for Cause. Termination of the Participant for Cause shall be made by delivery to the Participant of a Notice of Termination (as defined above), given to the Participant after the Participant has been given thirty (30) days prior written notice of the Company’s intent to terminate the Participant for Cause, specifying the basis for such termination and the particulars thereof. The Notice of Termination shall state that, in the reasonable judgment of the Company, the conduct or event set forth in any of clauses (i) through (iv) of the definition of Cause set forth in Section 3 above has occurred and that such occurrence warrants the Participant’s termination of employment for Cause.

(b)  Termination for Good Reason. In the event that the Participant provides the Company with a Notice of Termination (as defined above) referencing the definition of Good Reason set forth in Section 3 above, the Company shall have thirty (30) days after receipt of written notice to resolve the circumstances alleged to constitute Good Reason. The Participant’s written notice must specify the particular circumstances alleged to constitute Good Reason and Participant’s intention to terminate his or her employment unless circumstances giving rise to such Good Reason are cured within such thirty (30) day period.

(c)   Miscellaneous. Any purported termination of the Participant’s employment with an Employer, other than on account of Participant’s death, shall be communicated by a Notice of Termination to the Participant, if such termination is by an Employer, or to an Employer, if such termination is by the Participant. For purposes of this Plan, no purported termination of Participant’s employment with an Employer shall be effective unless such a Notice of Termination has been given.

6.             Confidentiality; Non-Disparagement.

(a)   The Participant shall retain in confidence any and all confidential information concerning the Employer and its respective businesses that is now known or hereafter becomes known to the Participant, except as otherwise required by law and except information (i) ascertainable or obtained from public information, (ii) received by the Participant at any time after the Participant’s employment by the Employer has terminated, from a third party not employed by or otherwise affiliated with the Employer or (iii) that is or becomes known to the public by any means other than a breach of this Section 6.

(b)  The Participant shall not in any way publicly disparage the Employer or any of Employer’s shareholders, directors, officers, or employees at any time; provided, that in the event of any such occurrence, Employer shall be entitled to immediately cease any payments and benefits to which the Participant would otherwise be entitled pursuant to this Plan. For purposes of this Section 6(b), the commencement or continuation of any legal proceedings involving matters such as Participant’s performance, conduct, etc., shall not constitute “disparagement.”

(c)   The provisions of this Section 6 are supplemental to, and do not supercede, any other obligations the Participant has to the Company.

7.             Non-Exclusivity of Rights.

Nothing in this Plan shall prevent or limit the Participant’s continuing or future participation in any benefit, bonus, incentive or other plan or program provided by the Company or any of its subsidiaries and for which the Participant may qualify, nor shall anything herein limit or reduce such rights as the Participant may have under any written agreements with the Company or any of its subsidiaries (although any such severance benefits reduce the severance payable under this Plan). Amounts that are vested benefits or to which the Participant is otherwise entitled under any plan or program of the Company or any of its subsidiaries shall be payable in accordance with such plan or program, except as explicitly modified by this Plan.

8.             Third Party Beneficiary; Joint and Several Liability.

(a)   Each Participant covered under this Plan shall have third party beneficiary rights with respect to the Participant’s rights and entitlements hereunder and may file suit on his or her behalf in a court of competent jurisdiction to enforce such rights and entitlements.

(b)  Each entity included in the definition of “Employer” and any successors or assigns shall be jointly and severally liable with the Company under this Plan.

9.             Governing Law; Venue.

This Plan shall be governed by and construed in accordance with the laws of the State of Maryland, without giving effect to principles of conflicts of law. Any suit with respect hereto will be brought in the federal or state courts in the districts, which include The Commonwealth of Massachusetts, and the parties hereby agree and submit to the personal jurisdiction and venue thereof.

10.          Successors and Assignment.

               (a) This Plan shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and the Company shall explicitly require any successor or assign to expressly assume and agree to maintain this Plan and to perform under this Plan to the same extent that the Company would be required to perform under the Plan if no such succession or assignment had taken place. As used in this Plan, “Company” shall mean (i) the Company as hereinbefore defined, and (ii) any successor to all the stock of the Company or to all or substantially all of the Company’s business or assets (other than with respect to sales of assets in the ordinary course of business, securitization and whole loan sales provided by the Company’s interim and permanent financing arrangements) that executes and delivers an agreement provided for in this

Section 10(a) or that otherwise becomes bound by all the terms and provisions of this Plan by operation of law, including any parent or subsidiary of such a successor.

(b)  This Plan shall inure to the benefit of and be enforceable by the Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Participant should die while any amount would be payable to the Participant hereunder had the Participant lived, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to the Participant’s estate or designated beneficiary. Neither this Plan nor any right arising hereunder may be assigned or pledged by the Participant.

11.              Severability.

The provisions of this Plan shall be deemed severable, and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of the other provisions hereof.

12.               Right to Interpret Plan; Amendment or Termination.

                    (a) Exclusive Discretion. The Company shall have the exclusive and final discretion and authority to establish rules, forms, and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Company shall be binding and conclusive on all persons.

                    (b) Amendment or Termination. The Company also reserves the right to amend or discontinue this Plan or the benefits provided hereunder at any time. However, this Plan may not be amended or terminated during the period commencing on the date of a Change in Control and ending on the twelfth month following the Change in Control. In addition, no such amendment or termination after the inception of this Plan shall affect the right to any unpaid benefit of any Employee whose termination date has occurred prior to amendment or termination of the Plan. Any action amending or terminating the Plan shall be in writing and executed by the Chief Executive Officer or Chief Financial Officer of the Company.

13.               No Implied Employment Contract.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time and for any reason, which right is hereby reserved.

14.               Basis Of Payments To And From Plan.

All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

15.               Section 409A of the Internal Revenue Code.

Anything in this Plan to the contrary notwithstanding, if (A) on the date of termination of Participant’s employment with the Company, any of the Company’s stock is publicly traded on an established securities market or otherwise (within the meaning of Section 409A(a)(2)(B)(i) of the Internal Revenue Code, as amended (the “Code”)) and (B) as a result of such termination, the Participant would receive any payment that, absent the application of this Section 15, would be subject to interest and additional tax imposed pursuant to Section 409A(a) of the Code as a result of the application of Section 409A(2)(B)(i) of the Code, then no such payment shall be payable prior to the date that is the earliest of (1) 6 months after the Participant’s termination date, (2) the Participant’s death or (3) such other date as will cause such payment not to be subject to such interest and additional tax.

It is the intention of the parties that payments or benefits payable under this Plan not be subject to the additional tax imposed pursuant to Section 409A of the Code. To the extent such potential payments or benefits could become subject to such Section, the parties shall cooperate to amend this Agreement with the goal of giving the Participants the economic benefits described herein in a manner that does not result in such tax being imposed.